Exhibit 8.2







                                  July 14, 2003




Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower - 5th Floor
New York, New York 10281



               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                           Utilities HOLDRS(SM) Trust
                       Registration Statement on Form S-1
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Ladies and Gentlemen:

                  We have acted as special Tax Counsel to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as Initial Depositor, and the Utilities HOLDRS(SM) Trust in connection with the preparation and filing of a Prospectus and Registration Statement on Form S-1, as amended from time to time and filed by the Initial Depositor (the "Registration Statement"), of which the prospectus forms a part (the "Prospectus"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000,000 Utilities HOLDRS(SM) (the "HOLDRS(SM)") to be issued by the Trust. Capitalized terms used herein have the meaning ascribed to them in the Prospectus. The HOLDRS(SM) are being issued pursuant to the Depositary Trust Agreement between the Initial Depositor, The Bank of New York, as trustee (in such capacity, the "Trustee"), other depositors and owners of HOLDRS(SM) (the "Trust Agreement").

                  In connection with the preparation of this opinion, we have examined and relied on such documents as we have deemed appropriate, including, inter alia, (i) the Trust Agreement and (ii) the Prospectus. We have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

                  Based on the foregoing, it is our opinion that the Trust will provide for flow through tax consequences since it will be treated as a grantor trust or custodial arrangement for


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United States Federal income tax purposes. Moreover, the discussion set forth under the caption "Federal Income Tax Consequences" in the Prospectus represents our opinion of and, subject to the limitations contained therein, accurately describes, the principal United States Federal income tax consequences to a holder of HOLDRS(SM) receipts. The foregoing opinion is based upon provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations and administrative and judicial interpretations as of the date hereof (all of which are subject to change, possibly with retroactive effect, or different interpretations).

                  We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                               Very truly yours,



                                               /s/ Shearman & Sterling LLP


  Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the State of Delaware, which laws limit the personal liability of partners.


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